The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated November 1, 2016

JPMorgan Chase Financial Company LLC	November 2016

Pricing Supplement

Registration Statement Nos. 333-209682 and 333-209682-01

Dated November     , 2016

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in International Equities

Contingent Income Auto-Callable Securities due November 7, 2019, with Step-Up Redemption Threshold Level Feature

Based on the Performance of the Class A Common Stock of Alphabet Inc.
Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

Contingent Income Auto-Callable Securities do not guarantee the payment of interest or the repayment of principal. Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment equal to at least 2.0375% of the stated principal amount with respect to each determination date on which the closing price of the underlying stock is greater than or equal to 80% of the initial stock price, which we refer to as the downside threshold level. However, if, on any determination date, the closing price of the underlying stock is less than the downside threshold level, you will not receive any contingent quarterly payment for that quarterly period. In addition, if the closing price of the underlying stock is greater than or equal to the then-applicable redemption threshold level (which will be equal to a percentage of the initial stock price that increases progressively over the term of the securities, starting at 105% of the initial stock price for the first four determination dates) on any determination date (other than the final determination date), the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus the contingent quarterly payment. If the securities have not been automatically redeemed prior to maturity and the final stock price is greater than or equal to the downside threshold level, the payment at maturity due on the securities will be the stated principal amount and the contingent quarterly payment with respect to the final determination date. If, however, the securities have not been automatically redeemed prior to maturity and the final stock price is less than the downside threshold level, you will be exposed to the decline in the underlying stock, as compared to the initial stock price, on a 1-to-1 basis and will receive a cash payment at maturity that is less than 80% of the stated principal amount of the securities and could be zero. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving few or no contingent quarterly payments and also the risk of receiving a cash payment at maturity that is significantly less than the stated principal amount of the securities and could be zero. Accordingly, investors could lose their entire initial investment in the securities. Investors will not participate in any appreciation of the underlying stock. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

SUMMARY TERMS
Issuer:	JPMorgan Chase Financial Company LLC
Guarantor:	JPMorgan Chase & Co.
Underlying stock:	Class A common stock of Alphabet Inc.
Aggregate principal amount:	$
Early redemption:	If, on any determination date (other than the final determination date), the closing price of the underlying stock is greater than or equal to the then-applicable redemption threshold level, the securities will be automatically redeemed for an early redemption payment on the first contingent payment date immediately following the related determination date. No further payments will be made on the securities once they have been redeemed.
Redemption threshold levels:	Determination dates: 1st, 2nd, 3rd and 4th 5th, 6th, 7th and 8th 9th, 10th and 11th

Applicable redemption threshold level:

$          , which is equal to 105% of the initial stock price*

$          , which is equal to 110% of the initial stock price*

$          , which is equal to 115% of the initial stock price*

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.
Contingent quarterly payment:

•  If, on any determination date, the closing price is greater than or equal to the downside threshold level, we will pay a contingent quarterly payment of at least $0.2038 (at least 2.0375% of the stated principal amount) per security on the related contingent payment date. The actual contingent quarterly payment will be provided in the pricing supplement.

•  If, on any determination date, the closing price is less than the downside threshold level, no contingent quarterly payment will be made with respect to that determination date.

Determination dates:	February 6, 2017, May 4, 2017, August 4, 2017, November 6, 2017, February 5, 2018, May 4, 2018, August 6, 2018, November 5, 2018, February 4, 2019, May 6, 2019, August 5, 2019 and November 4, 2019, subject to postponement for non-trading days and certain market disruption events.
Contingent payment dates:	With respect to each determination date other than the final determination date, the third business day after the related determination date. The payment of the contingent quarterly payment, if any, with respect to the final determination date will be made on the maturity date.
Payment at maturity:	• If the final stock price is greater than or equal to the downside threshold level:	(i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the final determination date
• If the final stock price is less than the downside threshold level:	(i) the stated principal amount times (ii) the stock performance factor. This cash payment will be less than 80% of the stated principal amount of the securities and could be zero.
Downside threshold level:	$ , which is equal to 80% of the initial stock price
Initial stock price:	The closing price of the underlying stock on the pricing date
Final stock price:	The closing price of the underlying stock on the final determination date
Stock adjustment factor:	The stock adjustment factor is referenced in determining the closing price of the underlying stock and is set initially at 1.0 on the pricing date. The stock adjustment factor is subject to adjustment in the event of certain corporate events affecting the underlying stock.
Stock performance factor:	final stock price / initial stock price
Stated principal amount:	$10 per security
Issue price:	$10 per security (see “Commissions and issue price” below)
Pricing date:	November , 2016 (expected to price on or about November 4, 2016)
Original issue date (settlement date):	November , 2016 (3 business days after the pricing date)
Maturity date:	November 7, 2019, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
CUSIP/ISIN:	48128P720 / US48128P7208
Listing:	The securities will not be listed on any securities exchange.
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$10.00	$0.20(2)	$9.75
$0.05(3)
Total	$	$	$

(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $0.20 per $10 stated principal amount security. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each $10 stated principal amount security

If the securities priced today and assuming a contingent quarterly payment equal to the minimum listed above, the estimated value of the securities would be approximately $9.637 per $10 stated principal amount security. The estimated value of the securities on the pricing date will be provided in the pricing supplement and will not be less than $9.50 per $10 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page PS-10 of the accompanying product supplement and “Risk Factors” beginning on page 8 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. MS-1-I dated June 3, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf

Prospectus supplement and prospectus, each dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due November 7, 2019

Based on the Performance of the Class A Common Stock of Alphabet Inc.
Principal at Risk Securities

Investment Summary

The Contingent Income Auto-Callable Securities due November 7, 2019, with Step-Up Redemption Threshold Level Feature Based on the Performance of the Class A Common Stock of Alphabet Inc., which we refer to as the securities, provide an opportunity for investors to earn a contingent quarterly payment, which is an amount equal to at least $0.2038 (at least 2.0375% of the stated principal amount) per security, with respect to each quarterly determination date on which the closing price is greater than or equal to 80% of the initial stock price, which we refer to as the downside threshold level. The actual contingent quarterly payment will be provided in the pricing supplement. The contingent quarterly payment, if any, will be payable quarterly on the relevant contingent payment date, which is the third business day after the related determination date or, in the case of the contingent quarterly payment, if any, with respect to the final determination date, the maturity date. If the closing price of the underlying stock is less than the downside threshold level on any determination date, investors will receive no contingent quarterly payment for the related quarterly period. It is possible that the closing price of the underlying stock could be below the downside threshold level on most or all of the determination dates so that you will receive few or no contingent quarterly payments. We refer to these payments as contingent, because there is no guarantee that you will receive a payment on any contingent payment date. Even if the underlying stock was at or above the downside threshold level on some quarterly determination dates, the underlying stock may fluctuate below the downside threshold level on others.

If the closing price is greater than or equal to the then-applicable redemption threshold level on any determination date (other than the final determination date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date. If the securities have not previously been redeemed and the final stock price is greater than or equal to the downside threshold level, the payment at maturity will also be the sum of the stated principal amount and the contingent quarterly payment with respect to the final determination date. However, if the securities have not previously been redeemed and the final stock price is less than the downside threshold level, investors will be exposed to the decline in the closing price of the underlying stock, as compared to the initial stock price, on a 1-to-1 basis. Under these circumstances, the payment at maturity will be (i) the stated principal amount times (ii) the stock performance factor, which will be less than 80% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of receiving few or no contingent quarterly payments over the term of the securities. In addition, investors will not participate in any appreciation of the underlying stock.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, the underlying stock is a “Reference Stock.”

November 2016	Page 2

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due November 7, 2019

Based on the Performance of the Class A Common Stock of Alphabet Inc.
Principal at Risk Securities

Key Investment Rationale

The securities offer investors an opportunity to earn a contingent quarterly payment equal to at least 2.0375% of the stated principal amount with respect to each determination date on which the closing price is greater than or equal to 80% of the initial stock price, which we refer to as the downside threshold level. The actual contingent quarterly payment will be provided in the pricing supplement. The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable contingent quarterly payment, and the payment at maturity will vary depending on the final stock price, as follows:

Scenario 1

On any determination date (other than the final determination date), the closing price is greater than or equal to the then-applicable redemption threshold level.

▪  The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.

▪  Investors will not participate in any appreciation of the underlying stock from the initial stock price.

Scenario 2

The securities are not automatically redeemed prior to maturity, and the final stock price is greater than or equal to the downside threshold level.

▪  The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the final determination date.

▪  Investors will not participate in any appreciation of the underlying stock from the initial stock price.

Scenario 3

The securities are not automatically redeemed prior to maturity, and the final stock price is less than the downside threshold level.

▪  The payment due at maturity will be (i) the stated principal amount times (ii) the stock performance factor.

▪  Investors will lose some, and may lose all, of their principal in this scenario.

November 2016	Page 3

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due November 7, 2019

Based on the Performance of the Class A Common Stock of Alphabet Inc.
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing price and (2) the final stock price.

Diagram #1: Determination Dates (Other Than the Final Determination Date)

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 5.

November 2016	Page 4

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due November 7, 2019

Based on the Performance of the Class A Common Stock of Alphabet Inc.
Principal at Risk Securities

Hypothetical Examples

The below examples are based on the following terms:

Stated principal amount:	$10 per security
Hypothetical initial stock price:	$820.00
Hypothetical downside threshold level:	$656.00, which is 80% of the hypothetical initial stock price
Hypothetical stock adjustment factor:	1.0
Hypothetical contingent quarterly payment:	$0.2038 (2.0375% of the stated principal amount) per security
Hypothetical Redemption Threshold Levels: Determination Dates: 1st, 2nd, 3rd and 4th 5th, 6th, 7th and 8th 9th, 10th and 11th

Applicable Redemption Threshold Level:

$861.00, which is equal to 105% of the hypothetical initial stock price

$902.00, which is equal to 110% of the hypothetical initial stock price

$943.00, which is equal to 115% of the hypothetical initial stock price

In Examples 1 and 2, the closing price of the underlying stock fluctuates over the term of the securities and the closing price of the underlying stock is greater than or equal to the then-applicable redemption threshold level on one of the first eleven determination dates. Because the closing price is greater than or equal to the then-applicable redemption threshold level on one of the first eleven determination dates, the securities are automatically redeemed following the relevant determination date. In Examples 3 and 4, the closing price on the first eleven determination dates is less than the then-applicable redemption threshold level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Example 1			Example 2
Determination Dates	Hypothetical Closing Price	Contingent Quarterly Payment	Early Redemption Payment*	Hypothetical Closing Price	Contingent Quarterly Payment	Early Redemption Payment*
#1	$800.00	$0.2038	N/A	$760.00	$0.2038	N/A
#2	$810.00	$0.2038	N/A	$440.00	$0	N/A
#3	$820.00	$0.2038	N/A	$560.00	$0	N/A
#4	$830.00	$0.2038	N/A	$600.00	$0	N/A
#5	$902.00	—*	$10.2038	$850.00	$0.2038	N/A
#6	N/A	N/A	N/A	$860.00	$0.2038	N/A
#7	N/A	N/A	N/A	$600.00	$0	N/A
#8	N/A	N/A	N/A	$870.00	$0.2038	N/A
#9	N/A	N/A	N/A	$680.00	$0.2038	N/A
#10	N/A	N/A	N/A	$984.00	—*	$10.2038
#11	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A

* The early redemption payment includes the unpaid contingent quarterly payment with respect to the determination date on which the closing price is greater than or equal to the then-applicable redemption threshold level and the securities are redeemed as a result.

▪	In Example 1, the securities are automatically redeemed following the fifth determination date as the closing price on the fifth determination date is equal to the then-applicable redemption threshold level. In this example, the securities are redeemed early following the fifth determination date as this is the first determination date on which the closing price is greater than or equal to the then-applicable redemption threshold level, even though the closing price is greater than the initial share price and progressively increasing on each successive previous determination date. This illustrates the impact of the step-up redemption threshold feature, as well as the fact that each redemption threshold level is greater than 100% of the initial stock price. As the closing price on each of the first, second, third and fourth determination date is greater than the downside threshold level, you receive the contingent quarterly payment of $0.2038 with respect to each of those determination dates. Following the fifth determination date, you receive the early redemption payment, which includes the contingent quarterly payment with respect to the fifth determination date, calculated as follows:

November 2016	Page 5

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due November 7, 2019

Based on the Performance of the Class A Common Stock of Alphabet Inc.
Principal at Risk Securities

stated principal amount + contingent quarterly payment = $10 + $0.2038 = $10.2038

In this example, the early redemption feature limits the term of your investment to approximately 15 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent quarterly payments. The total payments on the securities will amount to $11.019 per security.

▪	In Example 2, the securities are automatically redeemed following the tenth determination date as the closing price on the tenth determination date is greater than the then-applicable redemption threshold level. Even though the closing prices on the fifth, sixth and eighth determination dates were greater than both the initial stock price and redemption threshold level applicable to the first four determination dates, the securities were not redeemed on any of those dates as the closing price was never greater than the then-applicable redemption threshold level, which “stepped up” from 105% of the initial share price for the first four determination dates to 110% of the initial share price on the fifth determination date. As the closing price on each of the first, fifth, sixth, eighth and ninth determination dates is greater than the downside threshold level, you receive the contingent quarterly payment of $0.2038 with respect to each of those determination dates. Following the tenth determination date, you receive an early redemption payment of $10.2038, which includes the contingent quarterly payment with respect to the tenth determination date.

In this example, the early redemption feature limits the term of your investment to approximately 30 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent quarterly payments. Further, although the underlying stock has appreciated by 20% from the initial stock price on the tenth determination date, you only receive $10.2038 per security upon redemption and do not benefit from this appreciation. The total payments on the securities will amount to $11.2228 per security.

	Example 3			Example 4
Determination Dates	Hypothetical Closing Price	Contingent Quarterly Payment	Early Redemption Payment	Hypothetical Closing Price	Contingent Quarterly Payment	Early Redemption Payment
#1	$560.00	$0	N/A	$400.00	$0	N/A
#2	$600.00	$0	N/A	$520.00	$0	N/A
#3	$520.00	$0	N/A	$500.00	$0	N/A
#4	$480.00	$0	N/A	$560.00	$0	N/A
#5	$400.00	$0	N/A	$600.00	$0	N/A
#6	$360.00	$0	N/A	$520.00	$0	N/A
#7	$400.00	$0	N/A	$560.00	$0	N/A
#8	$480.00	$0	N/A	$480.00	$0	N/A
#9	$540.00	$0	N/A	$400.00	$0	N/A
#10	$440.00	$0	N/A	$580.00	$0	N/A
#11	$560.00	$0	N/A	$560.00	$0	N/A
Final Determination Date	$451.00	$0	N/A	$656.00	—*	N/A
Payment at Maturity	$5.50			$10.2038

* The final contingent quarterly payment, if any, will be paid at maturity.

Examples 3 and 4 illustrate the payment at maturity per security based on the final stock price.

▪	In Example 3, the closing price of the underlying stock remains below the downside threshold level throughout the term of the securities. As a result, you do not receive any contingent quarterly payment during the term of the securities and, at maturity, you are fully exposed to the decline in the closing price of the underlying stock. As the final stock price is less than the downside threshold level, you receive a cash payment at maturity calculated as follows:

stated principal amount × stock performance factor = $10 × $451.00 / $820.00 = $5.50

November 2016	Page 6

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due November 7, 2019

Based on the Performance of the Class A Common Stock of Alphabet Inc.
Principal at Risk Securities

In this example, the payment you receive at maturity is significantly less than the stated principal amount.

▪	In Example 4, the closing price of the underlying stock decreases to a final stock price of $656.00. Although the final stock price is less than the initial stock price, because the final stock price is still not less than the downside threshold level, you receive the stated principal amount plus a contingent quarterly payment with respect to the final determination date. Your payment at maturity is calculated as follows:

$10 + $0.2038 = $10.2038

In this example, although the final stock price represents a 20% decline from the initial stock price, you receive the stated principal amount per security plus the contingent quarterly payment, equal to a total payment of $10.2038 per security at maturity.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until early redemption. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

November 2016	Page 7

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due November 7, 2019

Based on the Performance of the Class A Common Stock of Alphabet Inc.
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” of the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final stock price is less than the downside threshold level, you will be exposed to the decline in the closing price of the underlying stock, as compared to the initial stock price, on a 1-to-1 basis and you will receive for each security that you hold at maturity a cash payment equal to the stated principal amount times the stock performance factor. In this case, your payment at maturity will be less than 80% of the stated principal amount and could be zero.
▪	You will not receive any contingent quarterly payment for any quarterly period where the closing price on the relevant determination date is less than the downside threshold level. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest. Instead, a contingent quarterly payment will be made with respect to a quarterly period only if the closing price on the relevant determination date is greater than or equal to the downside threshold level. If the closing price is below the downside threshold level on any determination date, you will not receive a contingent quarterly payment for the relevant quarterly period. It is possible that the closing price of the underlying stock could be below the downside threshold level on most or all of the determination dates so that you will receive few or no contingent quarterly payments. If you do not earn sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.
▪	The contingent quarterly payment is based solely on the closing prices on the specified determination dates. Whether the contingent quarterly payment will be made with respect to a determination date will be based on the closing price on that determination date. As a result, you will not know whether you will receive the contingent quarterly payment until the related determination date. Moreover, because the contingent quarterly payment is based solely on the closing price on a specific determination date, if that closing price is less than the downside threshold level, you will not receive any contingent quarterly payment with respect to that determination date, even if the closing price of the underlying stock was higher on other days during the term of the securities.
▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities. If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	Investors will not participate in any appreciation in the price of the underlying stock. Investors will not participate in any appreciation in the price of the underlying stock from the initial stock price, and the return on the securities will be limited to the contingent quarterly payment that is paid with respect to each determination date on which the closing price is greater than or equal to the downside threshold level.
▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to reinvest in a lower interest

November 2016	Page 8

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due November 7, 2019

Based on the Performance of the Class A Common Stock of Alphabet Inc.
Principal at Risk Securities

rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.

▪	The redemption threshold level applicable to each determination date is greater than the initial stock price, and the redemption threshold level increases progressively over the term of the securities. The securities will be redeemed only if the closing price of the underlying stock increases from the initial share price to be greater than or equal to the then-applicable redemption threshold level. Even if the closing price of the underlying stock appreciates over the term of the securities, it may not appreciate sufficiently for the securities to be redeemed early (including because, due to the step-up redemption threshold level feature, the redemption threshold level increases progressively over the term of the securities).
▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial stock price, the redemption threshold levels, the downside threshold level and the final stock price and whether the closing price of the underlying stock on any determination date is greater than or equal to the then-applicable redemption threshold level or is below the downside threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you at maturity or whether the securities are redeemed early.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	The estimated value of the securities will be lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities will exceed the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities is based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.

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Principal at Risk Securities

▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and the structuring fee and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing price of one share of the underlying stock, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility in the prices of the underlying stock;
o	the time to maturity of the securities;
o	whether the closing price of one share of the underlying stock has been, or is expected to be, less than the downside threshold level on any determination date and whether the final stock price is expected to be less than the downside threshold level;
o	the likelihood of an early redemption being triggered;
o	the dividend rate on the underlying stock;
o	interest and yield rates in the market generally;
o	the occurrence of certain events affecting the issuer of the underlying stock that may or may not require an adjustment to the stock adjustment factor, including a merger or acquisition; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

▪	Investing in the securities is not equivalent to investing in the Class A common stock of Alphabet Inc. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stock.
▪	No affiliation with Alphabet Inc. Alphabet Inc. is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Alphabet Inc. in connection with this offering.
▪	We may engage in business with or involving Alphabet Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with Alphabet Inc. without regard to your interests

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and thus may acquire non-public information about Alphabet Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Alphabet Inc., which may or may not recommend that investors buy or hold the underlying stock.

▪	The anti-dilution protection for the underlying stock is limited and may be discretionary. The calculation agent will make adjustments to the stock adjustment factor and other adjustments for certain corporate events affecting the underlying stock. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the securities in making these determinations.
▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the value of the underlying stock. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial stock price and, as a result, the redemption threshold levels, which are the prices at or above which the securities will be automatically redeemed, and the downside threshold level, which is the price at or above which the underlying stock must close on each determination date in order for you to earn a contingent quarterly payment or, if the securities are not redeemed prior to maturity, in order for you to avoid being exposed to the negative price performance of the underlying stock at maturity. Additionally, these hedging or trading activities during the term of the securities could potentially affect the price of the underlying stock on the determination dates and, accordingly, whether investors will receive one or more contingent quarterly payments, whether the securities are automatically redeemed prior to maturity and, if the securities are not redeemed prior to maturity, the payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.
▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
▪	The final terms and valuation of the securities will be provided in the pricing supplement. The final terms of the securities will be provided in the pricing supplement. In particular, each of the estimated value of the securities and the contingent quarterly payment will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the securities based on the minimums for the estimated value of the securities and the contingent quarterly payment.
▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities as prepaid forward contracts with associated contingent coupons, as described in “Additional Information about the Securities — Additional Provisions — Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could be materially affected. Although the U.S. federal income tax treatment of contingent quarterly payments (including any contingent quarterly payments paid in connection with an early redemption or at maturity) is uncertain, in determining our reporting responsibilities we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat any contingent quarterly payments as ordinary income. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive

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effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders — Tax Consideration. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). In the event of any withholding, we will not be required to pay any additional amounts with respect to amounts so withheld. If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

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Based on the Performance of the Class A Common Stock of Alphabet Inc.
Principal at Risk Securities

Alphabet Inc. Overview

Alphabet Inc. generates revenues primarily by delivering online advertising. Alphabet Inc. became the successor SEC registrant to, and parent holding company of, Google Inc. on October 2, 2015, in connection with a holding company reorganization. The underlying stock began trading on October 5, 2015 under the ticker symbol “GOOGL,” the same symbol under which Google Inc.’s Class A common stock previously traded. The underlying stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Alphabet Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-37580 through the SEC’s website at www.sec.gov. In addition, information regarding Alphabet Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on October 31, 2016:

Bloomberg Ticker Symbol:	GOOGL	52 Week High (on 10/24/2016):	$835.74
Current Closing Price:	$809.90	52 Week Low (on 6/27/2016):	$681.14
52 Weeks Ago (on 11/2/2015):	$747.74

The table† below sets forth the published high and low closing prices of, as well as dividends on, the Class A common stock of Google Inc. or the underlying stock, as applicable, for each quarter in the period from January 3, 2011 through October 31, 2016.  The closing price of the underlying stock on October 31, 2016 was 809.90. The associated graph shows the closing prices of the Class A common stock of Google Inc. or the underlying stock, as applicable, for each day in the same period. We obtained the closing price information above and in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.  The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since their inception, the closing price of the Class A common stock of Google Inc. and the underlying stock have experienced significant fluctuations.  The historical performance of the Class A common stock of Google Inc. and the underlying stock should not be taken as an indication of the underlying stock’s future performance, and no assurance can be given as to the price of the underlying stock at any time, including on the determination dates.

Class A Common Stock of Google Inc.† (CUSIP: 38259P508) and Class A Common Stock of Alphabet Inc.† (CUSIP: 02079K305)	High	Low	Dividends (Declared)
2011
First Quarter	$320.13	$278.82	—
Second Quarter	$296.19	$237.67	—
Third Quarter	$311.53	$245.70	—
Fourth Quarter	$323.26	$248.00	—
2012
First Quarter	$334.46	$284.33	—
Second Quarter	$325.82	$279.80	—
Third Quarter	$378.62	$285.52	—
Fourth Quarter	$384.40	$323.90	—
2013
First Quarter	$419.75	$351.78	—
Second Quarter	$458.39	$383.05	—
Third Quarter	$462.79	$423.86	—
Fourth Quarter	$560.90	$427.25	—
2014
First Quarter	$610.68	$551.15	—
Second Quarter	$585.93	$518.00	—
Third Quarter	$605.40	$571.81	—
Fourth Quarter	$587.78	$498.16	—

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Based on the Performance of the Class A Common Stock of Alphabet Inc.
Principal at Risk Securities

Class A Common Stock of Google Inc.† (CUSIP: 38259P508) and Class A Common Stock of Alphabet Inc.† (CUSIP: 02079K305)	High	Low	Dividends (Declared)
2015
First Quarter	$581.44	$497.06	—
Second Quarter	$573.66	$532.74	—
Third Quarter	$699.62	$541.70	—
Fourth Quarter	$793.96	$642.00	—
2016
First Quarter	$780.91	$701.02	—
Second Quarter	$787.68	$681.14	—
Third Quarter	$815.95	$704.89	—
Fourth Quarter (through October 31, 2016)	$835.74	$800.38	—

†The data in the table above prior to October 5, 2015 reflects the performance of the Class A common stock of Google Inc. and the data on and after October 5, 2015 reflects the performance of the underlying stock.

We make no representation as to the amount of dividends, if any, that Alphabet Inc. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the Class A common stock of Alphabet Inc.

The Class A Common Stock of Google Inc. and the Class A Common Stock of Alphabet Inc.* – Daily Closing Prices** January 3, 2011 to October 31, 2016

* The vertical line in the graph indicates October 5, 2015.  In the graph, the performance to the left of the vertical line reflects the Class A common stock of Google Inc. and the performance to the right of the vertical line reflects the underlying stock.

**The dotted line in the graph indicates the hypothetical downside threshold level, equal to 80% of the closing price on October 31, 2016.  The actual downside threshold level will be based on the closing price on the pricing date.

This document relates only to the securities offered hereby and does not relate to the underlying stock or other securities of Alphabet Inc. We have derived all disclosures contained in this document regarding the Class A common stock of Alphabet Inc. from the publicly available documents described in the first paragraph under this “Alphabet Inc. Overview” section without independent verification. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Alphabet Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Alphabet Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof

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(including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “Alphabet Inc. Overview” section) that would affect the trading price of the underlying stock (and therefore the price of the underlying stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Alphabet Inc. could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying stock.

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Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions
Record date:	The record date for each contingent payment date is the date one business day prior to that contingent payment date.
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.
Minimum ticketing size:	$1,000/100 securities
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities is based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. For additional information, see “Risk Factors — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities will be lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors — The estimated value of the securities will be lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-I. In determining our reporting responsibilities we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk &

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Principal at Risk Securities

Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

Non-U.S. holders should also note that recently promulgated Treasury regulations imposing a withholding tax on certain “dividend equivalents” under certain “equity linked instruments” will not apply to the securities.

FATCA. Withholding under legislation commonly referred to as “FATCA” could apply to payments with respect to the securities that are treated as U.S.-source “fixed or determinable annual or periodical” income (“FDAP Income”) for U.S. federal income tax purposes (such as interest, if the securities are recharacterized, in whole or in part, as debt instruments, or contingent quarterly payments if they are otherwise treated as FDAP Income). If the securities are recharacterized, in whole or in part, as debt instruments, withholding could also apply to payments of gross proceeds of a taxable disposition, including an early redemption or redemption at maturity. However, under a recent IRS notice, this regime will not apply to payments of gross proceeds (other than any amount treated as FDAP Income) with respect to dispositions occurring before January 1, 2019. You should consult your tax adviser regarding the potential application of FATCA to the securities.

In the event of any withholding on the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Securities Work” in this document for an illustration of the risk-return profile of the securities and “Alphabet Inc. Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).
Where you can find more information:

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any

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offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement, relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” section of the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. MS-1-I dated June 3, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf

• Prospectus supplement and prospectus, each dated April 15, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

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